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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                                Jurisdiction of            Percent of
Parent                              Subsidiaries                                 Organization               Ownership
------                              ------------                                 ------------               ---------
Hawk Corporation                    Friction Products Co.                       Ohio                           100%
                                    Logan Metal Stampings, Inc.                 Ohio                           100%
                                    Helsel, Inc.                                Delaware                       100%
                                    S.K. Wellman Holdings, Inc.                 Delaware                       100%
                                    Sinterloy Corporation                       Delaware                       100%
                                    Clearfield Powdered Metals, Inc.            Pennsylvania                   100%
                                    Hawk International FSC, Corp.               Barbados                       100%
                                    Allegheny Powder Metallurgy, Inc.           Pennsylvania                   100%
                                    Quarter Master Industries, Inc.             Delaware                       100%

Friction Products Co.               Hawk Brake, Inc.                            Ohio                           100%

Hawk Mauritius, Ltd.                Hawk Composites (Suzhou)
                                            Company Limited                     China                          100%

Helsel, Inc.                        Hutchinson Products LLC                     Delaware                       100%
                                    Hutchinson Products de Mexico,
                                            S. de R.L. de C.V.                  Mexico                          95%
                                    Hutchinson Products Monterrey,
                                            S.A. de C.V.                        Mexico                          95%
                                    Hawk Mauritius, Ltd.                        Mauritius                      100%

Hutchinson Products LLC             Hutchinson Products de Mexico,
                                            S. de R.L. de C.V.                  Mexico                           5%
                                    Hutchinson Products Monterrey,
                                            S.A. de C.V.                        Mexico                           5%

S.K. Wellman                        S.K. Wellman Corp.                          Delaware                       100%
Holdings, Inc.                      Wellman Friction Products
                                            U.K. Corp.                          Delaware                       100%
                                    S.K. Wellman S.p.A.                         Italy                           95%

S.K. Wellman Corp.                  The S.K. Wellman Company
                                            of Canada Limited                   Canada                         100%
                                    S.K. Wellman S.p.A.                         Italy                            5%
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